Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Dengfeng Group Ltd (the “Company”) on Form 10-Q for the year ended February 28, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Chan Yit Wei, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 31, 2023	By:	/s/ Chan Yit Wei
Chan Yit Wei
Chief Executive Officer